UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2008

ActivIdentity Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50223	45-0485038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6623 Dumbarton Circle, Fremont, California		94555
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 574-0100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry Into a Material Definitive Agreement.

On November 14, 2008, the Board of Directors of ActivIdentity Corporation (the “Company”) approved an amendment to the Company’s 2004 Equity Incentive Plan (the “Plan”) to allow non-employee directors to elect to receive some or all of their future cash retainer and meeting fees from the Company in the form of options and/or stock awards.  A summary of the material terms of the arrangement can be found in the First Amendment to the Plan and the Company’s Non-Employee Directors’ Equity Compensation Program, both of which are filed as exhibits herewith and incorporated herein by reference.

Item 2.02            Results of Operations and Financial Condition.

On November 20, 2008, the Company issued a press release announcing the preliminary unaudited results of operations for the fourth quarter and fiscal year ended September 30, 2008.  A copy of this release is furnished herewith as Exhibit 99.1.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2008, Yves Audebert’s employment as the Company’s President and Chief of Engineering was terminated.  The Company and Mr. Audebert are currently in discussions regarding the terms of proposed severance payments that may be made to him.

Item 9.01                     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to 2004 Equity Incentive Plan of ActivIdentity Corp.
10.2	ActivIdentity Corp. Non-Employee Directors’ Equity Compensation Program
99.1	Press release, dated November 20, 2008

The information set forth under item 2.02 and Exhibit 99.1 is furnished and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActivIdentity Corporation
(registrant)

Date: November 20, 2008	By:	/s/ Jacques D. Kerrest
Jacques D. Kerrest
Chief Financial Officer and Chief Operating Officer